FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Shaun Passley
55 E Jackson Blvd, Suite 1005
Chicago, IL 60604, USA

Work Order #: W2025100200032
October 2, 2025
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 378885

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Amendment by Custodian	Fees	20255213847	10/2/2025 3:55:38 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7594025255346973803085	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

Shaun Passley
55 E Jackson Blvd, Suite 1005
Chicago, IL 60604, USA

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

10/02/2025

Work Order Item Number:	W2025100200032 - 4757244
Filing Number:	20255213847
Filing Type:	Certificate of Amendment by Custodian
Filing Date/Time:	10/02/2025 03:55:38 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0620082010-4 **Entity Name:** AMERITEK VENTURES
Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
Registered Agents Inc. * (N)
732 S 6TH ST, STE R, Las Vegas, NV 89101, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

2250 Las Vegas Blvd North
North Las Vegas, NV 89030

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0620082010-4
FVAguilar	Filing Number 20255213847
Secretary of State State Of Nevada	Filed On 10/02/2025 03:55:38 AM
	Number of Pages 2

Certificate of Amendment by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID)

2. Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates

3. Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation

4. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:

Name of entity as on file with the Nevada Secretary of State:

AMERITEK VENTURES

Entity or Nevada Business Identification Number (NVID): **NV20101895550**

2. Disclosures:

Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

Pursuant to NRS 78.385 and 78.390, the undersigned declares: 1. The name of the corporation is: Ameritek Ventures, Inc. 2. Article IV of the Articles of Incorporation is hereby amended as follows: Effective as of October 6, 2025, each [1,200] shares of the Corporation's common stock, $0.001 par value per share, issued and outstanding immediately prior to such effective date shall automatically and without any action on the part of the holders thereof be combined and converted into one (1) validly issued, fully paid, and non-assessable share of common stock. No fractional shares shall be issued in connection with the reverse stock split. In lieu of any fractional share, each shareholder who would otherwise be entitled to receive a fractional share shall be entitled to one whole share.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Signature: (Required)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

X **Shaun Passley**
Signature of General Partner

10/2/2025 3:54:34 AM
Date